UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 29, 2015

Zonzia Media, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	002-75313	84-0871427
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

74 N. Pecos Road, Suite D, Henderson, NV	89074
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (702) 463-8528

N/A

(Former Name or Address, Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Change in Membership of the Board of Directors.

On June 2, 2015, James C. Walter Sr. resigned from the Board of Directors of Zonzia Media, Inc. (the “Company”) under circumstances not involving a disagreement with the Company, with the resignation effective on June 3, 2015. The Company’s Board of Directors accepted Mr. Walter Sr.’s resignation and thanked him for his valued service.

Philip Fraley was appointed to the Board of Directors by the remaining directors to fill the vacancy created by Mr. Walter Sr.’s resignation. Mr. Fraley’s appointment was effective on June 3, 2015.

Mr. Fraley is President of Real Partners, LLC, a financial services and wealth advisory firm.  He has spent the past 10 years of his career working in the family office and investment advisory industry specializing in investment, wealth management and merchant banking for both U.S. and international clients.  Previously, Mr. Fraley held positions at Guggenheim Partners and BNY Mellon. Mr. Fraley is a graduate of the University of Pittsburgh, where he earned a B.S. in Accounting.

Mr. Fraley has not yet been appointed to serve on a Board committee. Mr. Fraley does not have, nor has he had since the Company’s last fiscal year, a relationship with the Company that would require disclosure under Item 404(a) of Regulation S-K.

Amendment to Mr. Pressey’s Compensation

On May 29, 2015, the Company and Myles A. Pressey III, the Company’s Chairman and Chief Business Development Officer, agreed to an amendment to Mr. Pressey’s employment agreement regarding future equity compensation. Originally, the employment agreement called for the issuance of a second equity award to Mr. Pressey in the amount of twenty-five million (25,000,000) shares upon the first anniversary of employment, contingent only on Mr. Pressey’s continued employment at such time.

The amendment increased the size of the potential equity award to sixty-two million five hundred thousand (62,500,000) shares, but made the entire award subject to the achievement of corporate performance benchmarks set by the Board of Directors. For example, if the Company achieves twenty-five million dollars ($25,000,000) in revenue on a consolidated reporting basis during any calendar year, Mr. Pressey III will be entitled to the entire award of 62,500,000 shares to be issued in equal annual increments over the remaining term of his employment agreement.

Item 8.01 Other Events.

Zonzia Media, Inc. is pleased to announce that its application to have its common stock traded on the OTCQB marketplace has been approved. The Company’s common stock began trading on the OTCQB marketplace effective June 3, 2015 under the trading symbol ZONX.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zonzia Media, Inc.

Date: June 3, 2015	By:	/s/ Myles A. Pressey III
Name: Myles A. Pressey III Title: Chairman of the Board of Directors

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